CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Sangui Biotech International, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated September 23, 2014, with respect to the financial statements of Sangui Biotech International, Inc., in its registration statement on Form S-1 relating to the registration of 30,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

______, 2015